LAROCHE PETROLEUM CONSULTANTS, LTD.

                        CONSENT OF INDEPENDENT PETROLEUM
                            ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, LaRoche Petroleum Consultants, Ltd. hereby consents to the use of and reference to its name and its reports, relating to the proved oil and gas reserves of Westside Energy Corporation (the "Company") as of September 1, 2006 and December 31, 2005, in Post-Effective Amendment No. 3 to the Registration Statement on Form SB-2 of the Company (SEC file no. 333-120659) and Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 of the Company (SEC file no. 333-131411), and any further amendments to the foregoing registration statements filed by the Company and in the combined prospectus to which the foregoing registration statements relate.

                                             LaRoche Petroleum Consultants, Ltd.

                                             By: /s/ Edward Paul Travis

                                             Name: Edward Paul Travis

                                             Title: Senior Partner


Dallas, Texas
September 27, 2006